As filed with the Securities and Exchange Commission on January 16, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-11

FOR REGISTRATION

UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

ORCHID ISLAND CAPITAL, INC.

(Exact name of registrant as specified in its governing instruments)

3305 Flamingo Drive, Vero Beach Florida 32963

(772) 231-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert E. Cauley

Chairman and Chief Executive Officer

Orchid Island Capital, Inc.

3305 Flamingo Drive, Vero Beach, Florida 32963

(772) 231-1400

(Name, address, including zip code and telephone number, including area code, of agent for service)

copies to:

S. Gregory Cope, Esq. Hunton & Williams LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, VA 23219 (804) 788-8388 (804) 343-4833 (facsimile)	David Alan Miller, Esq. Brian L. Ross, Esq. Graubard Miller 405 Lexington Avenue, 19th Floor New York, NY 10174 (212) 818-8800 (212) 818-8881 (facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-192933

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Number of Shares Being Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, $0.01 par value per share	345,000	$13.59	$4,688,550	$604

(1)	The Registrant previously registered 1,725,000 shares of its common stock for a proposed maximum offering price of $23,442,750 on a Registration Statement on Form S-11 (File No. 333-192933), as amended, for which a filing fee of $3,020 was paid.
(2)	The proposed maximum offering price per share with respect to the 345,000 shares being registered pursuant to this registration statement is $13.59, estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(a) under the Securities Act, and, in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low reported sales price of our common stock on the NYSE MKT on January 10, 2014.
(3)	The Registrant previously paid these fees in connection with the initial filing of the Registrant’s Registration Statement on Form S-11 (File No. 333-192933) to which this Registration Statement relates.

Explanatory Note

This registration statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended, and General Instruction G of Form S-11, and includes the registration statement facing page, this page, the signature page, an exhibit index, opinions of counsel and the accountant’s consent. Pursuant to Rule 462(b), the contents of our registration statement on Form S-11, as amended (File No. 333-192933), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on January 16, 2014 (the “Initial Registration Statement”), are incorporated by reference into this registration statement. This registration statement covers the registration of an additional 345,000 shares of our common stock for sale in the offering related to the Initial Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vero Beach, in the State of Florida, on this 16th day of January, 2014.

ORCHID ISLAND CAPITAL, INC.

By:	/s/ ROBERT E. CAULEY
Name:	Robert E. Cauley
Title	Chairman, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 16th day of January, 2014.

Name	Title	Date

/s/ ROBERT E. CAULEY	Chairman, Chief Executive Officer and Director	January 16, 2014
Robert E. Cauley	(Principal Executive Officer)

/s/ G. HUNTER HAAS, IV	Chief Financial Officer and Director	January 16, 2014
G. Hunter Haas, IV	(Principal Financial Officer)

/s/ JERRY SINTES	Controller	January 16, 2014
Jerry Sintes	(Principal Accounting Officer)

*	Independent Director	January 16, 2014
W Coleman Bitting

*	Independent Director	January 16, 2014
John B. Van Heuvelen

*	Independent Director	January 16, 2014
Frank P. Filipps

*	Independent Director	January 16, 2014
Ava L. Parker

* By:	/s/ ROBERT E. CAULEY
Robert E. Cauley
As Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Venable LLP as to the legality of the securities being registered

8.1	Opinion of Hunton & Williams LLP as to certain U.S. federal income tax matters to be filed by amendment

23.1	Consent of BDO USA, LLP

23.2	Consent of Venable LLP (included in Exhibit 5.1)

23.3	Consent of Hunton & Williams LLP (included in exhibit 8.1)

24.1	Power of Attorney (included on signature page)